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                                                                Exhibit 10.20(b)

                       First Amendment to Lease Agreement

This First Amendment to Lease Agreement dated May 1, 2005 is attached to and made a part of the Lease Agreement dated August 16, 2004 (the "Original Lease") by and between Centerpoint 800 LLC ("Landlord") and INNOTRAC CORPORATION ("Tenant").

WHEREAS, Landlord and Tenant are parties to the Original Lease dated August 16, 2004 demising certain premises containing 75,000 s.f. ("Premises") in the building known as Centerpoint 800 (the "Building").

WHEREAS, Landlord and Tenant have agreed to expand the Premises and amend the Lease upon the terms and conditions set forth herein.

NOW THEREFORE, for valuable consideration and intending to be legally bound, the parties agree to amend and modify the Lease as follows:

1. Expansion of Premises. On the Expansion Premises Turnover Date (as hereinafter defined), Landlord shall deliver to Tenant possession of additional premises (the "Expansion Premises") located in the Building containing approximately 43,722 square feet as more particularly described on Exhibit "A". Effective as of the Expansion Premises Turnover Date, the "Premises" when used in the Lease shall mean, collectively, the Existing Premises and the Expansion Premises totaling 118,722 square feet.

2. Expansion Premises Turnover Date. Landlord shall deliver possession of the Expansion Premises to Tenant on May 1, 2005. The date on which Landlord delivers possession of the Expansion Premises to Tenant shall be the "Expansion Premises Turnover Date" as such term is utilized in this Amendment.

3. Rent Payments. Tenant shall be obligated to pay Basic Rental and all expenses pertaining to the taxes, insurance and operating expenses for the Expansion Premises pursuant to the Lease effective as of Expansion Premises Turnover Date. Basic Rental for the existing Premises shall follow the new Basic Rental schedule attached as Exhibit "B".

4. Proportionate Share: Taxes, Insurance and Operating Expenses. Effective as of the Expansion Premises Turnover Date Tenant's Proportionate Share shall be sixty-six point one-five percent (66.15%). The definitions of Annual Operating Expenses applicable to Existing Premises shall remain as specified in the Lease.

5. Condition of Expansion Premises. Tenant accepts the Expansion Premises in "AS-IS" and "WHERE-IS" condition.

6. Brokers. Tenant represents and warrants to Landlord that it has not employed, dealt with or negotiated with any broker or agent other than McConnell Johnson Real Estate Company, LLC ("McConnell") and CBRE in connection with this Amendment. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all demands, actions,


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loss, damage or liability, including, without limitation, attorneys' fees, to which Landlord may now or hereafter become subject as a result of a breach by Tenant of its representation contained in the immediately preceding sentence. Landlord acknowledges any sums due McConnell in connection with this Amendment shall be the responsibility of Landlord.

7. Miscellaneous.

     (a) In the event any of the terms of this Amendment are inconsistent with the terms of the Lease, the terms of this Amendment shall take precedence.

     (b) All capitalized terms in this Amendment not otherwise defined herein shall have the meaning set forth in this Lease. This Amendment may be signed in counterparts.

     (c) All of the recitals set forth above are hereby ratified and confirmed by Landlord and Tenant and incorporated herein by reference.

     (d) The individual signing below on behalf of the Tenant represents that she/he has the authority and power to bind Tenant.

     (e) The submission by Landlord to Tenant of this Amendment shall have no binding force or effect, shall not constitute an option of the leasing of the Expansion Premises nor confer any rights or impose any obligations upon either party until the execution thereof by Landlord and the delivery of an executed original copy thereof to Tenant.

     (f) All of the terms, conditions and provisions of the Lease are incorporated herein by reference as fully as though set forth in this Amendment. All exhibits referred to in this Amendment are attached thereto and incorporated herein by reference.

     (g) Landlord and Tenant hereby ratify and confirm the Lease, which, except as specifically modified herein, shall remain in full force and effect unmodified.

IN WITNESS WHEREOF, the parties have executed this Amendment the date first above written.

ATTEST:                                 LANDLORD:
                                        CENTERPOINT 800 LLC


                                        By: /s/ Paul M. McConnell
-------------------------------------       ------------------------------------
                                        Name: Paul M. McConnell
                                        Title: Managing Member


                                        TENANT:
ATTEST:                                 INNOTRAC CORPORATION


/s/ Illegible                           By: /s/ Robert Toner
-------------------------------------       ------------------------------------
                                        Name: Robert Toner
                                        Title: VP of Logistics


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                                   EXHIBIT "A"
                                      (MAP)


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                                   EXHIBIT "B"

                         Basic Rental as of MAY 1, 2005

EXISTING & EXPANSION PREMISES RENT SCHEDULE

                                  Square   Basic Rental   Basic Rental
       Term            Rate        Feet      per Month      per year
-----------------   ----------   -------   ------------   ------------
05/01/05-10/15/05   $3.75/s.f.   118,722    $37,100.63*   $445,207.50*
10/16/05-10/15/06   $3.85/s.f.   118,722    $38,089.98*   $457,079.70*
10/16/06-10/15/07   $3.95/s.f.   118,722    $39,079.33*   $468,951.90*

*    Plus Additional Rent owed as outlined in Lease Agreement.


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